Exhibit 99.1

www.bankrate.com

FOR IMMEDIATE RELEASE

BANKRATE, INC. EXPANDS ITS CREDIT CARD CHANNEL WITH THE

ACQUISITION OF CREDITCARDGUIDE.COM

New York, NY – September 11, 2008 – Bankrate, Inc. (Nasdaq: RATE) announced today it has acquired the assets of LinkSpectrum, Co. of Boone, North Carolina. The principal asset of LinkSpectrum is its Web site, CreditCardGuide.com. CreditCardGuide.com (“CCG”) offers consumers the ability to shop, compare, and apply for credit cards online. Bankrate paid $32 million in cash for the acquired assets, plus approximately $2 million for the company’s working capital. In addition, Bankrate will pay up to an additional $10 million in cash in potential earn out based on the achievement of specific financial metrics over the next two years.

“As an affiliate of Nationwide Card Services, which we acquired this past December, we have worked with CreditCardGuide and have been able to watch their growth and momentum firsthand,” stated Thomas R. Evans, President and CEO of Bankrate. “CCG has done a great job of developing its organic traffic and ranks highly in a number of important credit card search terms. Adding more direct, high-quality traffic to our credit card business will grow our revenue and improve the margins in this important category,” Mr. Evans added.

Bankrate will take over the operation and management of the CreditCardGuide.com Web site immediately. Rafael David is the founder of CreditCard Guide.com. Mr. David is the only full-time employee of the company and will be working with Bankrate through a transition period.

In December 2007 Bankrate acquired Nationwide Card Services, Inc. (“NCS”). NCS works with a network of over 500 affiliate Web sites to market consumer and business credit cards. CreditCardGuide.com has been a long-time affiliate of NCS.

The company reaffirms its full-year guidance for 2008 and will discuss CreditCardGuide.com during its third quarter earnings conference call on Thursday, November 6, 2008.

About Bankrate, Inc. (NASDAQ:RATE)

The Bankrate network of companies includes Bankrate.com, Interest.com, Mortgage-calc.com, Nationwide Card Services, Savingforcollege.com, Fee Disclosure and InsureMe. Each of these businesses helps consumers to make informed decisions about

- more -

their personal finance matters. The company’s flagship brand, Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate.com is the leading aggregator of rates and other information on more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2007, Bankrate.com had nearly 60 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal and The New York Times (NYSE: NYT). Bankrate.com’s information is also distributed through more than 500 newspapers.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site, interest rate volatility, our ability to establish and maintain distribution arrangements, our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future, our ability to maintain the confidence of our advertisers by detecting click-through fraud or unscrupulous advertisers, the effect of unexpected liabilities we assume from our acquisitions, the effects of expanding our operations internationally, the ability of consumers to access our Online Network through non-PC devices, our ability to manage traffic on our Online Network and service interruptions, increased competition and its effect on traffic, advertising rates, margins and market share, our ability to protect our intellectual property, the effects of facing liability for content on our Online Network, the concentration of ownership of our common stock, the fluctuations of our results of operations from period to period, the accuracy of our financial statement estimates and assumptions, our ability to adapt to technological changes, the impact of legislative or regulatory changes affecting our business, changes in consumer spending and saving habits, changes in accounting principles, policies, practices or guidelines, effects of changes in the stock market and other capital markets, the strength of the United States economy in general. These and

- more -

additional important factors to be considered are set forth under “Introductory Note”, “Item 1A. Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2007, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

###

For more information contact:

Bruce J. Zanca

SVP, Chief Marketing and Communications Officer

bzanca@bankrate.com

(917) 368-8648